      As filed with the Securities and Exchange Commission on April 29, 1997

                                                                Registration No.
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------
                             LCI INTERNATIONAL, INC.
                       (Exact name of issuer as specified

        Delaware                                               13-3498232
 ------------------------------                            -------------------
 (State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identification No.)


            8180 Greensboro Drive, Suite 800, McLean, Virginia 22102
                               -------------------
              (Address of Principal Executive Offices and Zip Code)


                      LCI INTERNATIONAL 401(K) SAVINGS PLAN

                                   ----------
                            (Full title of the plan)


                                H. Brian Thompson
                      Chairman and Chief Executive Officer
                             LCI International, Inc.
                        8180 Greensboro Drive, Suite 800
                             McLean, Virginia 22102

                     ---------------------------------------
                     (Name and address of agent for service)

                                 (703) 442-0220
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
  Title of Securities to      Amount to be                Proposed Maximum            Proposed Maximum            Amount of
  be Registered               Registered (1)              Offering Price Per          Aggregate Offering          Registration Fee
                                                          Share (2)                   Price (2)
-----------------------------------------------------------------------------------------------------------------------------------
  Common Stock, par
  value $.01 per share        500,000 Shares              $    15.75                  $   7,875,000               $  2,386.36
===================================================================================================================================

 (1) In Registration Statement No. 333-2580, the registrant registered 100,000 shares of common stock and in Registration Statement No. 33-74246, the registrant registered 100,000 shares of common stock. All shares are reserved for issuance under the LCI International 401(K) Savings Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the LCI International 401(K) Savings Plan described herein.

 (2) Estimated solely for purpose of determining the registration fee based on the average of the high and low prices on April 28, 1997 pursuant to Rule 457(h) of the Securities Act of 1933.

EXPLANATORY NOTE - The contents of Registration Statement No. 33-74246 and No. 333-2580 are incorporated herein by reference pursuant to General Instruction E to Form S-8.

                                         PART II
                                 INFORMATION REQUIRED IN
                                 REGISTRATION STATEMENT

ITEM

3          INCORPORATION OF DOCUMENTS BY REFERENCE

           The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement, except to the extent that any statement or information contained therein is modified, superseded or replaced by a statement or information contained in any subsequently filed document incorporated herein by reference:

           (a) The description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's registration statement on Form 8-A filed under the Securities Exchange Act of 1934 (the "Exchange Act") and any amendments or reports filed for the purpose of updating such description.

           (b) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to Section 13 or 15(d) of the Exchange Act.

           (c) The LCI International 401(K) Savings Plan Annual Report on Form 11-K for the fiscal year ended December 31, 1995.

           (d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities remaining unsold.

 4         DESCRIPTION OF SECURITIES

           Not applicable

 5         INTERESTS OF NAMED EXPERTS AND COUNSEL

           Lee M. Weiner, whose legal opinion is filed as an exhibit hereto, is Vice President and General Counsel of the Registrant.

 6         INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer or director in defending such action, provided that the director or officer undertake to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the corporation.

           A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-laws, agreement, vote or otherwise.

           Article X of the Amended and Restated Certificate of Incorporation of LCI International, Inc. reads as follows:

           1. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

           2. (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") (including an action by or in the right of the Corporation), by reason of the fact that he is or was serving as a director or officer of the Corporation (or is or was serving at the request of the Corporation in a similar capacity with another entity, including employee benefit plans), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law. This indemnification will cover all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and settlement amounts) reasonably incurred by the director or officer in connection with a proceeding. All such indemnification shall continue as to a director or officer who has ceased to be a director or officer and shall continue to the benefit of such director's or officer's heirs, executors and administrators. Except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such director or officer only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred by this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). If the Delaware General Corporation Law requires, an advancement of expenses incurred by a director in his capacity as a director or an officer in his capacity as an officer shall be made only upon delivery to the Corporation of an undertaking by such director or officer to repay all amounts so advanced if it is ultimately determined by final judicial decision that such director or officer is not entitled to be indemnified for such expenses under this Section or otherwise (hereinafter an "undertaking").

           (b) If a claim under paragraph (a) of this Section is not paid in full by the Corporation within ninety days after receipt of a written claim, the director or officer may bring suit against the Corporation to recover the unpaid amount. (In the case of a claim for advancement of expenses, the applicable period will be twenty days.) If successful in any such suit, the director or officer will also be entitled to be paid the expense of prosecuting such suit. In any suit brought by the director or officer to enforce a right to indemnification hereunder (but not in a suit brought by the director or officer to enforce a right to an advancement of expenses) it shall be a defense that the director or officer has not met the applicable standard of conduct under the Delaware General Corporation Law. In any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, it shall be entitled to recover such expenses upon a final adjudication that the director or officer has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Board of Directors of the Corporation to determine prior to the commencement of such suit that the director or officer has met the applicable standard of conduct for indemnification set forth in the Delaware General Corporation Law, nor an actual determination by the Board of Directors of the Corporation that the director or officer has not met such applicable standard of conduct, shall create a presumption that the director or officer has not met the applicable standard of conduct or, in the case of such a suit brought by the director or officer, be a defense to such suit. In any suit brought by the director or officer to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the director or officer is not entitled to be indemnified or to such advancement of expenses under this Section or otherwise shall be on the Corporation.

           (c) The rights to indemnification and to the advancement of expenses conferred in this Section will not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Amended and Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

           (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or other entity against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person under the Delaware General Corporation Law.

           (e) The Corporation may, if authorized by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the same extent as for directors and officers of the Corporation.

           The Registrant maintains a directors' and officers' liability insurance policy. As Warburg, Pincus Capital Company, L.P. ("Warburg") nominees to the Board of Directors of the Registrant, Messrs. Vogelstein and Karp are entitled to indemnification by Warburg for liabilities incurred in connection with acting on behalf of Warburg.

 7         EXEMPTION FROM REGISTRATION CLAIMED

           Not Applicable

 8         EXHIBITS


EXHIBIT NO.                                    DESCRIPTION

 5(a)                Legal Opinion of Lee M. Weiner, Vice President and General
                     Counsel.

 5(b)                Internal Revenue Service determination letter.

 23                  Consent of Arthur Andersen LLP.

 99                  LCI International 401(K) Savings Plan.

9          UNDERTAKINGS

           The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

           Provided, however, that paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section l5(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

           In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia, on April 29, 1997.

                                         LCI INTERNATIONAL, INC.

                                         By: /s/ H. BRIAN THOMPSON
                                            ------------------------------
                                            H. Brian Thompson
                                            Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

  /s/ H. BRIAN THOMPSON
--------------------------             Chairman of the Board, Chief                          April 29, 1997
  H. Brian Thompson                    Executive Officer and Director                        ---------------
                                       (principal executive officer)                              (Date)
  /s/ JOSEPH A. LAWRENCE
--------------------------             Senior Vice President                                 April 29, 1997
  Joseph A. Lawrence                   Finance and Development and                           ---------------
                                       Chief Financial Officer                                    (Date)
                                       (principal financial and accounting officer)
  /s/ WILLIAM F. CONNELL
--------------------------             Director                                               April 29, 1997
  William F. Connell                                                                          --------------
                                                                                                   (Date)
  /s/ JULIUS W. ERVING, II
--------------------------             Director                                               April 29, 1997
  Julius W. Erving, II                                                                        --------------
                                                                                                   (Date)
  /s/ DOUGLAS M. KARP
--------------------------             Director                                               April 29, 1997
  Douglas M. Karp                                                                             --------------
                                                                                                   (Date)
  /s/ GEORGE M. PERRIN
--------------------------             Director                                               April 29, 1997
  George M. Perrin                                                                            --------------
                                                                                                   (Date)
  /s/ JOHN L. VOGELSTEIN
--------------------------             Director                                               April 29, 1997
  John L. Vogelstein                                                                          --------------
                                                                                                   (Date)
  /s/ THOMAS J. WYNNE
--------------------------             President, Chief Operating                             April 29, 1997
  Thomas J. Wynne                      Officer and Director                                   --------------
                                                                                                   (Date)

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia, on April 29, 1997.


                                LCI INTERNATIONAL 401(K) SAVINGS PLAN
                                (Name of Plan)

                                By:   /s/ JOSEPH A. LAWRENCE
                                    --------------------------------------
                                    Joseph A. Lawrence
                                    Senior Vice President Finance
                                    and Corporate Development
                                    and Chief Financial Officer